AGREEMENT TO ACCEPT STOCK FOR SERVICES


         This Agreement is entered into on April 25, 2001 by and between Knowledge Transfer Systems, Inc. ("KTSI") and Jennifer L. Brenner
("Shareholder").

          1. KTSI is a publicly held company currently trading on the OTC market under the ticker symbol KTSI. KTSI was formerly known as GoThink!.com. Inc.

          2. Shareholder has provided services to KTSI during the past 12 months either as an employee, contractor or consultant. The parties stipulate to the value of these services as being $100,000.

          3. Shareholder has not received any payment or other remuneration for the provision of these services to KTSI.

          4. As full payment of the services provided by Shareholder to KTSI, the parties agree and stipulate that Shareholder will receive 2,000,000 shares ("the Shares") of common stock of KTSI. KTSI will agree to register, on behalf of Shareholder the Shares under Regulation S-8, so that the Shares will become "free trading" shares.

          5. In addition to the Shares, the parties have agreed that Shareholder will purchase an additional 2,000,000 shares (the "Purchase Shares") of KTSI common stock at a purchase price of 5 cents per shares, for a total purchase price of $100,000. The payment for such shares shall be made in the form of a non-recourse promissory note issued by Shareholder in favor of KTSI which note shall be due and payable on December 31, 2003. The Purchase shares shall be issued by KTSI immediately, but shall be restricted under applicable securities laws and shall also be subject to a "Lockup/Leakout" agreement with KTSI for a period of 24 months, in a form suitable to both parties.

          6. The parties both release each other from all other forms of compensation or obligations except for the obligations
               specifically   referenced   herein,   and Shareholder   agrees
               that   he/she   has  been  fully compensated  for all  services
               rendered  on  behalf of KTSI, or its predecessor.

          7. This agreement shall be governed in accordance with Nevada law, and shall govern all matters related to the issues contained herein.

                                                Knowledge Transfer Systems, Inc.



                                                /s/Steve Burke
                                                ________________________________
                                                By: Steve Burke, President


                                                "Shareholder"




                                                /s/Jennifer L. Brenner
                                                ________________________________
                                                By: Jennifer L. Brenner